3Q 2014 Earnings Release October 17, 2014

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio and swap income are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of NPAs are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans, and may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we are subject to risks related to delays in the foreclosure process; we face risks related to recent mortgage settlements; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 3Q 14 Summary Earnings • Net income available to common shareholders of $563 million; earnings per share of $1.06 • A specific tax benefit of $130 million positively impacted earnings by $0.25 per share • Excluding the tax benefit, earnings were $433 million, or $0.81 per share; up 23% from the prior year Revenue • Net interest income generally stable relative to the prior quarter, as earning asset growth offset a decline in loan yields • Adjusted noninterest income1 declined from the prior quarter due to lower investment banking income and the 2Q 14 sale of RidgeWorth Expenses • Adjusted expenses1 declined by 5% and 3% relative to the prior quarter and the prior year, respectively, due to expense management efforts, the sale of RidgeWorth, and lower cyclical costs Balance Sheet • Average performing loans were flat sequentially, as growth in commercial and consumer loans was offset by a $2 billion guaranteed residential mortgage loan sale  Period-end loans up 2% sequentially • Average client deposits increased 1% sequentially with continued favorable mix shift Credit and Capital • Nonperforming loans declined 15% from the prior quarter and 27% from the prior year • Net charge-off ratio was 0.39% • Basel III Common Equity Tier 1 ratio estimated to be 9.7%2 1. Please refer to the appendix for noninterest income and expense adjustment details 2. Please refer to the appendix for a Tier 1 Common Equity (Basel I) to Common Equity Tier 1 (Basel III) reconciliation

Net Income Available To Common & Diluted EPS

Solid Earnings Growth from Prior Year

($ in millions, except per-share data)



Significant Items (net)
Net Income Available to Common (excl significant items)
EPS (excl significant items)
$0.66
$0.77
$0.73
$0.81
$0.81
$1.97
+19%
$2.35
$358
$413
$393
$436
$433
$130
($49)
($179)
$1,063
($179)
$1,262
$81
3Q 13[1]
4Q 13
1Q 14
2Q 14[1]
3Q 14[1]
YTD as of 9/30/13[1]
YTD as of 9/30/14[1]

Prior Quarter Variance

- Adjusted EPS stable to prior quarter
  - → Lower noninterest income and higher provision expense were offset by a reduction in noninterest expense

Prior Year Variance

- Adjusted EPS increased $0.15, or 23%
  - → Adjusted revenues up 3%
  - → Adjusted expenses declined by 3%, driven by lower cyclical costs and efficiency initiatives

1. 3Q 13 reported EPS was $0.33 and reported net income available to common was $179 million. 2Q 14 reported EPS was $0.72 and reported net income available to common was $387 million. 3Q 14 reported EPS was $1.06 and reported net income available to common was $563 million. For the nine months ended September 30, 2013, reported EPS was $1.64 and reported net income available to common was $884 million. For the nine months ended September 30, 2014, reported EPS was $2.51 and reported net income available to common was $1,343 million. Please refer to the appendix for reconciliation to adjusted figures

Note: Graph not drawn to scale

4

5 Net Interest Income - FTE Net Interest Income Stable ($ in millions) Prior Quarter Variance • Net interest income was generally stable as loan yield compression was offset by earning asset growth • Net interest margin declined 8 basis points, primarily driven by a 7 basis point decline in loan yields Prior Year Variance • Net interest income increased $11 million as loan growth offset the decline in net interest margin • Net interest margin declined 16 basis points, due to lower loan yields $1,240 $1,247 $1,239 $1,244 $1,251 3.19% 3.20% 3.19% 3.11% 3.03% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Ne Intere t Income Net Interest Margin

6 $743 $807 $789 $855 $783 ($63) $7 $2 $102 4Q 13 1Q 14 2Q 14 3Q 14 Adjusted Noninterest Income¹ Adjustment Items¹ Noninterest Income Adjusted Noninterest Income1 Lower Relative to Strong Prior Quarter ($ in millions) Prior Quarter Variance • Adjusted noninterest income1 declined $72 million → Investment banking income down $31 million due to strong performance in 2Q 14 and normal seasonality → Trust and investment management income down $23 million due to the sale of RidgeWorth → Mortgage production income declined $7 million Prior Year Variance • Adjusted noninterest income1 higher by $40 million → Increases in mortgage servicing income, retail investment income, and other income (due to the 3Q 14 loan sale) were partially offset by a decline in RidgeWorth-related revenue $814 $791 $780 $957 $680 1. Noninterest income on a GAAP basis was $680 million, $814 million, $791 million, $957 million, and $780 million for 3Q 13, 4Q 13, 1Q 14, 2Q 14, and 3Q 14, respectively. Please refer to the appendix for noninterest income adjustment details Note: Totals may not foot due to rounding 3Q 13 ($3)

Noninterest Expense[1,2]

Expenses Down Relative to Prior Quarter and Prior Year

($ in millions)



$1,730
$419
$1,311
$1,361
$1,357
$36
$1,321
$1,517
$179
$1,338
$1,259
$1,267
($8)
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
Adjusted Noninterest Expense[1,2]
Adjustment Items[1,2]

Prior Quarter Variance

- Adjusted noninterest expense[1,2] declined $71 million, or 5%
  - → Employee compensation down $33 million due to the sale of RidgeWorth, a reduction in headcount, and lower benefits costs
  - → Other noninterest expense lower by $36 million due, in part, to certain discrete charges incurred in 2Q 14 and efficiency efforts
  - → Cyclical costs[3] down $13 million

Prior Year Variance

- Adjusted noninterest expense[1,2] declined $44 million, or 3%
  - → Reduced cyclical costs[3] and continued expense management efforts drove the decline

1. In accordance with recently issued GAAP, amortization of affordable housing investments of $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Noninterest expense on a GAAP basis was $1,730 million, $1,357 million, $1,517 million, and $1,259 million for 3Q 13, 1Q 14, 2Q 14, and 3Q 14, respectively. Please refer to the appendix for noninterest expense adjustment details
3. Please refer to the appendix for details on cyclical costs

Note: Totals may not foot due to rounding

SunTrust

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8 65.8% 66.0% 64.9% 63.6% 61.9% 65.0% 63.5% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 YTD as of 9/30/13 YTD as of 9/30/14 Adjusted Tangible Efficiency Ratio1,2 Expect to Achieve FY 2014 Target of < 64% 1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense 2. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios, inclusive of the adoption of the recently issued GAAP noted above, for 3Q 13, 4Q 13, 1Q 14, 2Q 14, 3Q 14, YTD 2013, and YTD 2014 were 90.1%, 66.0%, 66.8%, 68.9%, 62.0%, 72.9%, and 66.0%, respectively. Please refer to the appendix for the GAAP reconciliations

9 $146 $128 $110 $113 $128 0.47% 0.40% 0.35% 0.35% 0.39% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Net Charge-offs NCO Ratio (annualized) Credit Quality Asset Quality Remains Strong; Substantial Reduction in Nonperforming Loans ($ in millions) Net Charge-Offs Provision for Credit Losses Allowance for Loan and Lease Losses Nonperforming Loans $95 $101 $102 $73 $93 Q 13 4Q 13 1Q 14 2Q 14 3Q 14 $1,037 $971 $925 $899 $762 0.83% 0.76% 0.72% 0.69% 0.58% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Nonperforming Loans Nonperforming Loan Ratio $2,071 $2,044 $2,040 $2,003 $1,968 1.67% 1.60% 1.58% 1.55% 1.49% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 ALLL A LL Ratio

10 $60.0 $62.1 $64.8 $67.2 $69.2 $41.9 $42.5 $42.3 $41.7 $39.1 $19.7 $20.1 $20.5 $20.9 $21.6 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Commercial Residential Consumer Loans Average Performing Loans Flat Sequentially; Period-End Loans Up 2% ($ in billions, average balances) $124.7 $129.8 $129.9 $121.6 Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans up $0.1 billion, as solid growth in commercial and consumer loans offset the $2 billion residential mortgage loan sale → C&I up 3% → CRE up 6% → Consumer up 3% Prior Year Variance • Average performing loans up $8.3 billion, or 7%, driven by growth in commercial and consumer loans → C&I up 13% → CRE up 38% → Consumer up 9% $127.6

11 $38.6 $39.1 $39.0 $40.0 $40.9 $25.4 $26.5 $27.7 $29.2 $28.2 $43.0 $42.8 $42.8 $43.0 $45.6 $5.8 $5.8 $6.0 $6.2 $6.1 $13.7 $13.3 $12.9 $12.1 $11.4 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 DDA NOW Money Market Savings Time Deposits Continued Growth in Average Client Deposits ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market and Savings Note: Totals may not foot due to rounding $128.4 $130.5 $132.2 $127.5 $126.6 Prior Quarter Variance • Client deposits increased $1.7 billion, or 1% → Lower-cost deposits1 increased $2.5 billion, or 2% → Time deposits declined $0.7 billion, or 6% → Rates paid declined 2 basis points, from 0.22% to 0.20% Prior Year Variance • Client deposits increased $5.6 billion, or 4% → Lower-cost deposits1 up $7.9 billion, or 7% → Time deposits declined $2.4 billion, or 17% → Rates paid declined 6 basis points, from 0.26% to 0.20%

12 Capital Position Estimated Basel III Common Equity Tier 1 Ratio of 9.7%¹; Tangible Book Value Per Share Up 11% From Prior Year ($ in billions, except per share data) Tangible Common Equity Ratio3 Tangible Book Value Per Share2 1. 3Q 14 estimated. Please refer to the appendix for additional details on the calculation 2. Book value per share was $37.85, $38.61, $39.44, $40.18, and $40.85 for the periods ending 3Q 13, 4Q 13, 1Q 14, 2Q 14, and 3Q 14, respectively. See Appendix A within the earnings release for a reconcilement to book value per share 3. The total shareholders’ equity to total assets ratio was 12.27%, 12.22%, 12.15%, 12.12%, and 11.92% for periods ending 3Q 13, 4Q 13, 1Q 14, 2Q 14, and 3Q 14, respectively. Please refer to the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets Basel III Common Equity Tier 11 8.54% 8.57% 8.59% 8.66% 8.53% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 $14.3 $14.6 $14.9 $15.2 $15.4 9.7% 9.6% 9.7% 9.7% 9.7% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 $26.27 $27.01 $27.82 $28.64 $29.21 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14

Consumer Banking and PWM Highlights

Solid Revenue Momentum

($ in millions)

	3Q 13	2Q 14	3Q 14	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$653	$651	$668	3%	2%
Noninterest Income	378	381	399	5%	6%
Total Revenue (FTE)	1,031	1,032	1,067	3%	3%
Provision for Credit Losses	23	42	40	-5%	74%
Noninterest Expense	691	733	725	-1%	5%
Net Income	$200	$163	$191	17%	-5%
Key Statistics ($ in billions)					
Tangible Efficiency Ratio[1]	64.7%	69.0%	66.1%		
Total Loans (average)	$40.5	$41.5	$41.9	1%	3%
Client Deposits (average)	$84.2	$85.5	$86.5	1%	3%

Prior Quarter Variance

- Solid 3% revenue growth
  - Net interest income was higher due to continued loan and deposit growth (also applicable to prior year variance)
  - Noninterest income growth was driven by increases in wealth management related income and service charges (also applicable to prior year variance)
- Noninterest expense declined primarily due to discrete charges incurred in the second quarter

Prior Year Variance

- Higher provision for credit losses due to moderating asset quality improvements and solid loan growth
- Noninterest expense increased due to investments in revenue generating positions in addition to higher operating losses
- Consumer loan production up 23%

1. Reported efficiency ratios were 67.0%, 71.0% and 67.9% for 3Q 13, 2Q 14 and 3Q 14, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (2.3%), (2.0%) and (1.8%) for 3Q 13, 2Q 14 and 3Q 14, respectively

SunTrust

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Wholesale Banking Highlights

Strong Overall Performance Continues

($ in millions)

	3Q 13 Adjusted[1]	2Q 14	3Q 14 Adjusted[2]	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$423	$450	$457	2%	8%
Adjusted Noninterest Income	285	312	290	-7%	2%
Total Revenue (FTE)	708	762	747	-2%	5%
Provision for Credit Losses	52	8	9	11%	-83%
Adjusted Noninterest Expense	349	388	371	-4%	6%
Adjusted Net Income	$206	$243	$255	5%	23%
Key Statistics ($ in billions)					
Adjusted Tangible Efficiency Ratio[3]	48.1%	50.1%	48.2%		
Total Loans (average)	$54.2	$61.4	$63.6	4%	17%
Client Deposits (average)	$39.3	$42.9	$43.1	0%	10%

Prior Quarter Variance

- Net interest income increased due to continued loan and deposit growth; partially offset by a decline in loan yields (also applicable to prior year variance)
- Noninterest income was lower, largely due to a decline in investment banking income given strong performance in 2Q 14 and normal seasonality
- Noninterest expense declined, partially due to lower personnel costs

Prior Year Variance

- Total revenue up 5%, primarily driven by strong loan and deposit growth
- Provision for credit losses declined due to continued asset quality improvement
- Noninterest expense increased, as targeted hiring and improved performance resulted in higher personnel costs

1. 3Q 13 reported noninterest income, noninterest expense, net income, and efficiency ratio were $248 million, $381 million, $163 million, and 56.6%, respectively. Adjusted figures exclude a $37 million lease impairment (noninterest income) and a $32 million operating loss related to a specific legal matter (noninterest expense)
2. 3Q 14 reported noninterest income, noninterest expense, net income, and efficiency ratio were $241 million, $363 million, $229 million, and 51.9%, respectively. Adjusted figures exclude a $49 million lease impairment (noninterest income) and an $8 million affordable housing recovery (noninterest expense)
3. Reported efficiency ratios were 56.6%, 50.9% and 51.9% for 3Q 13, 2Q 14 and 3Q 14, respectively. The impacts from excluding the amortization of intangible assets, the associated funding cost of intangible assets, and the adjustments noted above were (8.5%), (0.8%) and (3.7%) for 3Q 13, 2Q 14 and 3Q 14, respectively

SunTrust

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Mortgage Banking Highlights

Further Efficiency Progress

($ in millions)

	3Q 13 Adjusted[1]	2Q 14 Adjusted[2]	3Q 14 Adjusted[3]	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$141	$140	$148	5%	5%
Adjusted Noninterest Income	62	119	89	-25%	44%
Total Revenue (FTE)	203	259	237	-9%	17%
Provision for Credit Losses	20	24	44	83%	120%
Adjusted Noninterest Expense	251	186	166	-11%	-34%
Adjusted Net Income/(Loss)	($45)	$32	$18	-45%	NM
Key Statistics ($ in billions)					
Adjusted Efficiency Ratio	123.6%	71.9%	70.1%		
Total Loans (average)	$27.9	$27.8	$25.3	-9%	-9%
Servicing Portfolio for Others (end of period)	$109.2	$105.4	$109.1	4%	0%
Production Volume	$8.0	$4.1	$4.5	11%	-43%

Prior Quarter Variance

- Noninterest income declined due to reduced mortgage production income, as a result of lower gain on sale margins, and a $19 million gain-on-sale of loans in the prior quarter
- Provision for credit losses was higher due to increased charge-offs as a result of targeted reductions in nonperforming loans (also applicable to prior year variance)
- Noninterest expense declined due to lower operating losses and collections services expense
- Servicing portfolio up 4%

Prior Year Variance

- Noninterest income increased 44% due to higher mortgage servicing income as a result of slower prepayment speeds
- Noninterest expense declined 34% due to business right-sizing efforts alongside lower cyclical costs

1. 3Q 13 reported noninterest income, noninterest expense, net income, and efficiency ratio were ($1) million, $638 million, ($389) million, and 456.4%, respectively. Adjusted figures are the result of excluding $291 million of specific operating losses related to the settlement of certain legal matters (noninterest expense), $96 million in collection services related to the mortgage servicing advances allowance increase (noninterest expense), and $63 million of mortgage repurchase settlements with Fannie Mae and Freddie Mac (noninterest income)
2. 2Q 14 reported noninterest expense, net income, and efficiency ratio were $367 million, ($83) million, and 141.8%, respectively. Adjusted figures are the result of excluding $179 million of operating losses related to specific legacy mortgage matters (noninterest expense)
3. 3Q 14 reported noninterest income, net income, and efficiency ratio were $130 million, $43 million, and 59.7%, respectively. Adjusted figures are the result of excluding $41 million of gains related to loan sales (noninterest income)

SunTrust

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Appendix

17 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR Note: Totals may not foot due to rounding 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Servicing Fees 1 $85 $81 $80 $82 $81 (66) (43) (35) ($46) ($46) Net MSR Fair Value and Hedge Activity3 (8) 0 9 $10 $9 Mortgage Servicing Income $11 $38 $54 $45 $44 Memo: Total Loans Serviced for Others (end of period) $109,224 $106,832 $105,746 $105,388 $109,142 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 31 30 31 31 30 Changes in MSR Value from Collection / Realization of Cash Flow (Decay) 2

18 $27 $42 $21 $39 $29 $4 $30 $27 $15 $16 $13 $13 $13 $6 $8 $9 3Q 13 Adjusted 4Q 13 1Q 14 2Q 14 Adjusted 3Q 14 Operating Losses Other Real Estate (Other Exp.) Collections Services (Other Exp.) Credit Services (Other Exp.) Cyclical Costs ($ in millions) 1. Adjusted to exclude certain October 10, 2013 8-K items. Adjusted figures provided as they remove certain items that are material and/or potentially nonrecurring. Operating losses adjusted from $350 million to $27 million due to $323 million of operating losses associated with specific legacy mortgage and other related legal matters. Collections services adjusted from $126 million to $30 million due to the impact of the $96 million servicing advances allowance increase 2. Adjusted to exclude certain July 3, 2014 8-K items and other legacy mortgage-related matters. Adjusted figures provided as they remove certain items that are material and/or potentially nonrecurring. Operating losses adjusted from $218 million to $39 million due to $179 million of operating losses associated with the aforementioned items Note: Totals may not foot due to rounding $81 $50 $75 $42 Cyclical Costs Consist of: 1 Credit-Related Expenses and Operating Losses $63 2

19 $102 $102 $99 $84 1Q 14 2Q 14 3Q 14 4Q 14 2015 Quarterly Average Commercial Loan Swap Interest Income ($ in millions) Key Points • Swap income is expected to decline in 4Q 14 and into 2015 • SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of the swaps • As the swaps mature, asset sensitivity increases → As of September 30, 2014, an instantaneous 100 basis point increase in rates would result in a 3.9% increase in net interest income over the next 12 months → For every $1 billion of commercial loan swaps that matures, asset sensitivity increases by ~0.2% Actual 1. Forecast swap income assumes LIBOR unchanged relative to September 30, 2014 levels ~$50 Forecast1

30 - 89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	3Q 13	4Q 13	1Q 14	2Q 14	3Q 14	Memo: 3Q 14 Loan Balance
Commercial & industrial	0.08%	0.08%	0.09%	0.07%	0.07%	$63,140
Commercial real estate	0.10%	0.09%	0.11%	0.07%	0.08%	6,704
Commercial construction	0.01%	0.14%	0.25%	0.04%	0.19%	1,250
Total Commercial Loans	0.08%	0.08%	0.10%	0.07%	0.08%	$71,094
Residential mortgages - guaranteed	-	-	-	-	-	$651
Residential mortgages - nonguaranteed	0.65%	0.61%	0.50%	0.46%	0.45%	23,718
Home equity products	0.82%	0.80%	0.73%	0.72%	0.70%	14,389
Residential construction	0.72%	0.67%	1.71%	0.76%	1.03%	464
Total Residential Loans[1]	0.71%	0.69%	0.60%	0.56%	0.55%	$39,222
Guaranteed student loans	-	-	-	-	-	$5,314
Other direct	0.56%	0.64%	0.49%	0.59%	0.61%	4,110
Indirect	0.49%	0.66%	0.57%	0.54%	0.74%	11,594
Credit cards	0.91%	0.93%	0.82%	0.81%	0.83%	817
Total Consumer Loans[2]	0.52%	0.67%	0.56%	0.56%	0.71%	$21,835
Total SunTrust - excluding government-guaranteed delinquencies[3]	0.35%	0.36%	0.32%	0.29%	0.30%	$126,186
Impact of excluding government-guaranteed delinquencies	0.30%	0.38%	0.35%	0.34%	0.29%	5,965
Total SunTrust - including government-guaranteed delinquencies[4]	0.65%	0.74%	0.67%	0.63%	0.59%	$132,151

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

SunTrust

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21 Nonperforming Loans by Loan Class Down 15% from Prior Quarter and 27% from Prior Year ($ in millions) Note: Totals may not foot due to rounding Memo: Nonperforming Loans 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 3Q 14 Loan Balance Commercial & industrial $216 $196 $177 $199 $178 $63,140 Commercial real estate 42 39 41 38 32 6,704 Commercial construction 17 12 11 10 9 1,250 Total Commercial Loans $275 $247 $229 $246 $219 $71,094 Residential mortgages – guaranteed - - - - - $651 Residential mortgages – nonguaranteed $464 $441 $426 $406 $327 23,718 Home equity products 209 210 207 191 178 14,389 Residential construction 79 61 51 46 30 464 Total Residential Loans $752 $712 $684 $642 $535 $39,222 Guaranteed student loans - - - - - $5,314 Other direct $4 $5 $6 $5 $5 4,110 Indirect 6 7 6 6 3 11,594 Credit cards - - - - - 817 Total Consumer Loans $10 $12 $12 $10 $8 $21,835 Total SunTrust $1,037 $971 $925 $899 $762 $132,151

22 Net Charge-Off Ratios by Loan Class Note: Totals may not foot due to rounding Up Slightly from Prior Quarter and Down 8 Basis Points from Prior Year ($ in millions) Memo: Net Charge-Off Ratio (annualized) 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 3Q 14 Loan Balance Commercial & industrial 0.27% 0.16% 0.11% 0.15% 0.08% $63,140 Commercial real estate 0.04% 0.43% -0.03% 0.12% 0.07% 6,704 Commercial construction 0.71% -1.40% 1.32% 0.72% -0.64% 1,250 Total Commercial Loans 0.26% 0.16% 0.12% 0.15% 0.07% $71,094 Residential mortgages – guaranteed - - - - - $651 Residential mortgages – nonguaranteed 0.66% 0.54% 0.39% 0.66% 0.78% 23,718 Home equity products 1.15% 1.06% 1.10% 0.79% 0.78% 14,389 Residential construction 3.28% 5.94% 3.65% -0.99% 12.79% 464 Total Residential Loans 0.82% 0.75% 0.64% 0.64% 0.91% $39,222 Guaranteed student loans - - - - - $5,314 Other direct 0.91% 0.84% 1.05% 1.00% 0.74% 4,110 Indirect 0.31% 0.37% 0.40% 0.22% 0.44% 11,594 Credit cards 2.81% 2.86% 2.65% 2.94% 2.28% 817 Total Consumer Loans 0.39% 0.42% 0.47% 0.38% 0.45% $21,835 Total SunTrust 0.47% 0.40% 0.35% 0.35% 0.39% $132,151

23 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding Up Slightly from Prior Quarter and Down 12% from Prior Year ($ in millions) Memo: Net Charge-Offs 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 3Q 14 Loan Balance Commercial & industrial $38 $22 $16 $22 $12 $63,140 Commercial real estate - 6 -1 1 1 6,704 Commercial construction 1 -3 4 3 -2 1,250 Total Commercial Loans $39 $25 $19 $26 $12 $71,094 Residential mortgages – guaranteed - - - - - $651 Residential mortgages – nonguaranteed $39 $33 $23 $39 $47 23,718 Home equity products 44 40 40 29 29 14,389 Residential construction 5 9 5 -1 16 464 Total Residential Loans $88 $82 $68 $67 $92 $39,222 Guaranteed student loans - - - - - $5,314 Other d rect $6 $6 $8 $8 $7 4,110 Indirect 9 10 11 7 13 11,594 Credit cards 4 5 4 5 5 817 Total Consumer Loans $19 $21 $23 $20 $24 $21,835 Total SunTrust $146 $128 $110 $113 $128 $132,151

24 Reconciliation of Noninterest Income ($ in millions) 1. Adjusted noninterest income is provided as certain items are removed that are material and/or potentially nonrecurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Reported Noninterest Income $680 $814 $791 $957 $780 Adjustment Items: Securities Gains/(Losses) (0) 1 (1) (1) (9) Fair Value Items (Trading Income) (4) 10 (2) (7) 1 Fair Value Items (Mortgage Production Related Income) 4 (4) 5 4 4 GSE Mortgage Repurchase Settlements (Mortgage Production Related Income) (63) - - - - RidgeWorth Sale (Other Income) - - - 105 - Total Adjustments (63) 7 2 102 (3) Adjusted Noninterest Income 1 $743 $807 $789 $855 $783

25 Reconciliation of Noninterest Expense ($ in millions) 1. In accordance with recently issued GAAP, amortization of affordable housing investments of $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense 2. Adjusted expenses are provided as they remove certain items that are material and/or potentially nonrecurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 Reported Noninterest Expense 1 $1,730 $1,361 $1,357 $1,517 $1,259 Adjustment Items: Legacy Affordable Housing Impairment / (Recovery) (Other Noninterest Expense) - - 36 - (8) Settlement of Certain Legacy Legal Matters (Operating Losses) 323 - - 179 - Mortgage Servicing Advances Allowance Increase (Other Noninterest Expense) 96 - - - - Total Adjustments 419 - 36 179 (8) Adjusted Noninterest Expense 2 $1,311 $1,361 $1,321 $1,338 $1,267

Reconciliation of Efficiency Ratio

($ in millions)

	1Q 13	2Q 13	3Q 13	4Q 13	1Q 14	2Q 14	3Q 14	YTD as of 9/30/13	YTD as of 9/30/14
Reported (GAAP) Basis									
Reported Revenue - FTE	$2,114	$2,100	$1,920	$2,061	$2,030	$2,201	$2,031	$6,134	$6,262
Reported Noninterest Expense	1,353	1,387	1,730	1,361	1,357	1,517	1,259	$4,470	$4,134
Amortization/Impairment of Intangibles/Goodwill	6	6	6	5	3	4	7	$18	$14
Efficiency Ratio	64.0%	66.1%	90.1%	66.0%	66.8%	68.9%	62.0%	72.9%	66.0%
Tangible Efficiency Ratio	63.7%	65.8%	89.8%	65.8%	66.7%	68.8%	61.7%	72.6%	65.8%
Adjusted Basis									
Reported Revenue - FTE	$2,114	$2,100	$1,920	$2,061	$2,030	$2,201	$2,031	$6,134	$6,262
Adjustment Items:									
Securities Gains / (Losses)	2	0	(0)	1	(1)	(1)	(9)	2	(11)
Fair Value Items (Trading)	(10)	10	(4)	10	(2)	(7)	1	(3)	(8)
Fair Value Items (Mortgage)	(3)	(7)	4	(4)	5	4	4	(7)	14
GSE Mortgage Repurchase Settlements	-	-	(63)	-	-	-	-	(63)	-
RidgeWorth Sale	-	-	-	-	-	105	-	-	105
Adjusted Revenue[1] - FTE	$2,125	$2,097	$1,984	$2,054	$2,029	$2,099	$2,034	$6,206	$6,162
Reported Noninterest Expense	$1,353	$1,387	$1,730	$1,361	$1,357	$1,517	$1,259	$4,470	$4,134
Adjustment Items:									
Legacy Affordable Housing Impairment / (Recovery)	-	-	-	-	36	-	(8)	-	28
Settlement of Certain Legacy Legal Matters	-	-	323	-	-	179	-	323	179
Mortgage Servicing Advances Allowance Increase	-	-	96	-	-	-	-	96	-
Adjusted Expense[1]	$1,353	$1,387	$1,311	$1,361	$1,321	$1,338	$1,267	$4,051	$3,926
Efficiency Ratio - Adjusted Basis	63.7%	66.1%	66.1%	66.3%	65.1%	63.7%	62.3%	65.3%	63.7%
Tangible Efficiency Ratio - Adjusted Basis	63.4%	65.9%	65.8%	66.0%	64.9%	63.6%	61.9%	65.0%	63.5%

1. In accordance with recently issued GAAP, amortization of affordable housing investments of $10 million, $10 million, $12 million and $16 million were reclassified and are now presented in provision for income taxes for the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

SunTrust

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27 Reconciliation of Basel III Common Equity Tier 1 Ratio1 ($ in billions) 3Q 14 Basel I Tier 1 Common $15.4 Adjustments from Basel I to Basel III 2 0.0 Basel III Common Equity Tier 13 $15.4 Risk-weighted Assets - Basel I $160.0 Adjustments from Basel I to Basel III 4 (1.2) Risk-weighted Assets - Basel III 3 $158.8 Tier 1 Common Ratio (Basel I) 9.6% Common Equity Tier 1 Ratio (Basel III)3 9.7% 1. The Tier 1 common ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Common Equity Tier 1 ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of Common Equity Tier 1, risk-weighted assets, and the Common Equity Tier 1 ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments, derivatives and mortgage servicing assets

28 Reconciliation of Non-GAAP Measures ($ in billions, except per share data) Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2013 2013 2014 2014 2014 Total shareholders' equity $21.1 $21.4 $21.8 $22.1 $22.3 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.3) (1.3) (1.3) (1.3) (1.3) MSRs 1.2 1.3 1.3 1.3 1.3 Tangible equity 14.8 15.2 15.6 16.0 16.1 Preferred stock (0.7) (0.7) (0.7) (0.7) (0.7) Tangible common equity $14.1 $14.5 $14.9 $15.3 $15.4 Total assets $171.8 $175.3 $179.5 $182.6 $186.8 Goodwill (6.4) (6.4) (6.4) (6.3) (6.3) Other intangible assets including MSRs (1.3) (1.3) (1.3) (1.3) (1.3) MSRs 1.2 1.3 1.3 1.3 1.3 Tangible assets $165.4 $168.9 $173.1 $176.2 $180.5 Tangible equity to tangible assets 8.98% 9.00% 9.01% 9.07% 8.94% Tangible common equity to tangible assets 8.54% 8.57% 8.59% 8.66% 8.53% Tangible book value per common share $26.27 $27.01 $27.82 $28.64 $29.21 Note: Totals may not foot due to rounding

Reconciliation of 3Q 13, 2Q 14, and 3Q 14 Income Statements

Income Statement ($ in millions, except per share data)	3Q 13 Reported Earnings	Impact from Significant 3Q 13 Items	3Q 13 Adjusted Earnings	2Q 14 Reported Earnings	Impact from Significant 2Q 14 Items	2Q 14 Adjusted Earnings	3Q 14 Reported Earnings	Impact from Significant 3Q 14 Items	3Q 14 Adjusted Earnings
NET INTEREST INCOME	$1,208		$1,208	$1,209		$1,209	$1,215		$1,215
Provision for Credit Losses	95		95	73		73	93		93
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,113		1,113	1,136		1,136	1,122		1,122
NONINTEREST INCOME									-
Service charges on deposit accounts	168		168	160		160	169		169
Trust and investment management income	133		133	116		116	93		93
Retail investment services	68		68	76		76	76		76
Other charges and fees	91		91	91		91	95		95
Investment banking income	99		99	119		119	88		88
Trading Income	33		33	47		47	46		46
Card fees	77		77	82		82	81		81
Mortgage production related income / (loss)	(10)	(63) [1]	53	52		52	45		45
Mortgage servicing related income	11		11	45		45	44		44
Other noninterest income	10		10	170	105 [6]	65	52		52
Net securities gains	-		-	(1)		(1)	(9)		(9)
Total noninterest income	680	(63)	743	957	105	852	780		780
NONINTEREST EXPENSE									
Employee compensation and benefits	682		682	763		763	730		730
Net occupancy expense	86		86	83		83	84		84
Outside processing and software	190		190	181		181	184		184
Equipment expense	45		45	42		42	41		41
Marketing and customer development	34		34	30		30	35		35
Amortization/impairment of intangible assets/goodwill	6		6	4		4	7		7
Operating losses	350	323 [2]	27	218	179 [7]	39	29		29
FDIC premium/regulatory exams	45		45	40		40	29		29
Other noninterest expense	292 [3]	96 [4]	196	156		156	120		120
Total noninterest expense	1,730	419	1,311	1,517	179	1,338	1,259		1,259
INCOME BEFORE PROVISION FOR INCOME TAXES	63	(482)	545	576	(74)	650	643		643
Provision/(benefit) for income taxes	(133) [3]	(303) [5]	170	173	(25) [8]	198	67	(130) [9]	197
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	196	(179)	375	403	(49)	452	576	130	446
Net income attributable to noncontrolling interest	7		7	4		4	-		-
NET INCOME	189	(179)	368	399	(49)	448	576	130	446
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	179	(179)	358	387	(49)	436	563	130	433
EPS - DILUTED	$0.33	($0.33)	$0.66	$0.72	($0.09)	$0.81	$1.06	$0.25	$0.81

1. Reflects the pre-tax impact of mortgage repurchase settlements with Fannie Mae and Freddie Mac. 2. Reflects the pre-tax impact from the settlement of certain legal matters. 3. In accordance with recently issued GAAP, amortization of affordable housing investments of $12 million was reclassified and is now presented in provision for income taxes for 3Q 13. Previously, the amortization was presented in other noninterest expense. 4. Reflects the pre-tax impact from the mortgage servicing advances allowance increase. 5. Reflects the benefit for income taxes impact related to footnotes 1 - 3 ($191) and the other tax items ($113) referred to in the October 10, 2013 8-K. 6. Reflects the pre-tax gain associated with the RidgeWorth sale. 7. Reflects the pre-tax impact from the settlement of certain legacy mortgage-related matters. 8. Reflects the benefit for income taxes impact related to footnotes 6 - 7. 9. Reflects the income tax benefit related to the completion of a tax authority exam

Note: Totals may not foot due to rounding

SunTrust

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